UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2025

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4446-1A Hendricks Avenue Suite 354, Jacksonville, Florida	32207
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (e)  Compensatory Arrangements of Certain Officers

On January 15, 2025, the Compensation Committee of the Board of Directors (“Committee”) of ParkerVision, Inc. (the “Company”) awarded one-time discretionary cash bonuses for Jeffrey Parker, Chief Executive Officer and Cynthia French, Chief Financial Officer, in the amounts of $350,000 and $100,000, respectively.   These bonuses were awarded in recognition of the officers’ significant contributions to the Company’s strategic initiatives, including Mr. Parker’s leadership in overseeing the Company’s patent litigation efforts and supporting its financial stability, and Ms. French’s role in maintaining compliance with regulatory requirements and reducing costs associated with outside professional services.  The bonuses also partially offset voluntary 20% reductions in their base salaries since mid-2018 as part of their efforts to support the Company during a period of significant challenges.  The bonuses reflect the Compensation Committee’s intent to appropriately compensate these executives for their leadership and sustained commitment to advancing the Company’s goals.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2025
PARKERVISION, INC.

By /s/ Cynthia French
Cynthia French
Chief Financial Officer